Exhibit 32.1

CERTIFICATION

I, Michele Volpi, in connection with the Annual Report of H.B. Fuller Company on Form 10-K for the fiscal year ended November 28, 2009, as amended, (the “Report”), hereby certify that:

(a)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of H.B. Fuller Company.

Date: January 26, 2010

/s/ Michele Volpi
Michele Volpi
President and Chief Executive Officer